                                                                    EXHIBIT 10.8

                                   EXHIBIT B
                                   ---------

                                    FORM OF
                               LICENSE AGREEMENT
                               -----------------


          AGREEMENT made as of April 13, 1998, between TIME LIFE INC. ("Licensor") and GARDEN ESCAPE INC. ("Licensee").

          WHEREAS, Time Inc. New Media, an affiliate of Licensor ("TINM"), owns and operates (a) a site on the World Wide Web of the Internet (the "Internet") currently known as Pathfinder (the "Pathfinder Site") and (b) a specified area on the Pathfinder Site currently known as The Virtual Garden (the "VG Area");

          WHEREAS, the VG Area includes within it a digitized copy of the Time Life Plant Encyclopedia database (including the Time Life House Plant Pavilion database) (the "TL Database");

          WHEREAS, Licensee owns and operates a site on the Internet with the URL of www.garden.com (the "Garden Escape Site");

          WHEREAS, pursuant to an asset sale agreement (the "Asset Sale Agreement") dated as of the date hereof, TINM has agreed to sell, assign, and transfer to Licensee, and Licensee has agreed to purchase and acquire (the "VG Transaction") from TINM, the assets defined therein as the "VG Assets"; and

          WHEREAS, Licensee intends to continue to operate the VG Assets as part of the VG Area, and located at the URL of www.vg.com (the "New VG Area");

          WHEREAS, in connection with the VG Transaction, Licensor desires to license to Licensee, and Licensee desires to license from Licensor, certain rights to use, display, reproduce and publish the TL Database and the trademark Time Life (the "Trademark"), subject to the terms and conditions set forth herein.

          NOW, THEREFORE, subject to and upon the terms and conditions set forth herein, the parties hereby agree as follows:

          1.   Grant
               -----

          (a) Subject to the terms and conditions of this Agreement (including without limitation, the restrictions set forth in Section 5), Licensor hereby grants to Licensee a worldwide license to display the TL Database as part of the Garden Escape Site and/or the New VG Area, solely in an Online Context (as defined below) and solely in the English language. For purposes of this Agreement "Online Context" shall be defined to mean only that portion of the Internet now known as the World Wide Web, and shall be deemed to be limited to distribution in a manner that is freely available and without cost to the end-user (other than fees charged to access the Internet, or fees charged by Licensee to subscribe to an area of the Garden Escape Site or New VG Area but not specifically for access to an area of the Garden Escape Site or New VG Area containing the TL Database), regardless of the manner or form of transmission (including, without limitation, by means of telephone wire, cable modem, or satellite).

          (b) Subject to the terms and conditions of this Agreement (including without limitation, the restrictions set forth in Section 5), Licensor hereby grants to Licensee a worldwide license to display the Trademark on the Garden Escape Site and the New VG Area, solely in an Online Context and solely for purposes of identifying the TL Database as having been created and/or compiled by Licensor; provided that in no event shall Licensee use the Trademark on the Garden Escape Site or the New VG Area in an amount or manner that is in any way more frequent or prominent than the amount or manner by which the Trademark was used on the TL Database as it existed in the VG Area prior to the date of this Agreement.

          (c) Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a worldwide license to display, reproduce and publish limited portions of the TL Database and the Trademark, in promotional materials; provided that (i) such use of the Trademark is solely for purposes of identifying the TL Database as having been created and/or compiled by Licensor, and (ii) those portions of any promotional materials incorporating or referring to the TL Database and/or the Trademark, are approved by Licensor prior to each initial distribution of such materials (and if applicable, prior to each initial distribution of any substantively (e.g., other than color or font changes) updated or modified versions of such portions) as follows: (x) Licensor will not unreasonably withhold its consent, (y) Licensor will have ten (10) days from Licensor's receipt of such materials to approve or reject such materials, and
(z) if Licensor fails to notify Licensee of its approval or rejection of such materials within such ten (10) day period, such materials shall be deemed to have been approved by Licensor. Licensee shall in no event change or modify in any way the TL Database and/or the Trademark when displaying, reproducing and publishing the TL Database and/or the Trademark, or portions thereof, in Licensee's promotional materials.

          (d) Licensee shall have no right whatsoever to use the TL Database or the Trademark in any way that states or implies that Licensor in any way endorses or sponsors, or is associated or affiliated with, (i) Licensee, the Garden Escape Site, the New VG Area, or any third party referred to in or linked to the Garden Escape Site or the New VG Area; (ii) any products, services or materials of Licensee or any third party contained on or accessible through (including without limitation, via hyperlink) the Garden Escape Site or the New VG Area; or (iii) any products, services or materials promoted or offered for sale by Licensee or any third party on or through (including without limitation, via hyperlink) the Garden Escape Site or the New VG Area. Failure by Licensee to comply with the foregoing in any material respect shall result in immediate termination of this Agreement and the licenses contained herein. Licensee agrees to place the following language on the initial screen of the area of the Garden Escape Site or New VG Area containing the TL Database in a manner reasonably satisfactory to Licensor: "The Time Life Plant Encyclopedia and the Time Life House Plant Pavilion are owned by Time Life Inc. and have been licensed to Garden Escape, Inc. for display on this site. Time Life Inc. does not endorse or sponsor this site or any products or services offered on this site."

          (e) Without the prior consent of Licensor, Licensee is strictly prohibited from (i) making any insertions in, deletions from, or any other changes or revisions to, the TL Database, or (ii) translating, adapting, preparing derivative works, copying or reproducing (other than a back-up copy), redistributing, using or allowing access to, or taking any other action with respect to, the TL Database other than as explicitly permitted under this Agreement. Notwithstanding the foregoing sentence, Licensor hereby expressly consents to the modification by Licensee of the TL Database solely to include hyperlinks to area(s) within the Garden Escape Site or the New VG Area from which the user would be able to purchase items relevant to the TL Database and, in particular, items relevant to that portion of the TL Database in which each such hyperlink appears (e.g., from an entry in the TL Database concerning a particular variety of rose to an area within the Garden Escape Site from which the user could purchase seeds for such variety); provided that Licensor shall approve such modifications in writing prior to the initial use or display of the TL Database by Licensee and prior to any such modifications (or substantive changes to previously made modifications) being made during the term of this Agreement as follows: (x) Licensor will not unreasonably withhold its consent, (y) Licensor will have ten (10) days to approve or reject such modifications, and (z) if Licensor fails to notify Licensee of its approval or rejection of such modifications within such ten (10) day period, such modifications shall be deemed to have been approved by Licensor.

          (f) The license to the TL Database set forth herein shall be exclusive to Licensee in respect of the Online Context; provided, however, that Licensor (and its affiliates) shall have the right to use, display, reproduce and publish (but not to sublicense any such rights to an unaffiliated third party) the TL Database and the Trademark in an Online Context. Nothing in this Agreement shall be construed to prohibit or limit Licensor's (and its affiliates') right to advertise its products in an Online Context, including describing the contents of products incorporating material in the TL Database.

          (g) Except as expressly set forth in Section 1(f) above, nothing in this Agreement shall in any way limit or restrict Licensor's right, either by itself or through a third party or parties, to use, promote, license or otherwise exploit the TL Database and the Trademark.

          (h) Licensee shall have the right during the term of this Agreement and the licenses contained herein to sell advertising to third parties in space adjacent to the TL Database, and, as between Licensor and Licensee, to retain all revenue derived therefrom. Licensee shall not display such advertising in a manner that makes such advertising appear to be part of the content of the TL Database. However, Licensee shall have no right to offer for sale to a third party as a subscription product, or otherwise, all or any part of the TL Database, except that Licensee may charge subscription fee(s) for users to access an area of the Garden Escape Site or New VG Area so long as such subscription fees are not charged specifically for access to an area of the Garden Escape Site or New VG Area containing the TL Database.

          2.   Royalty
               -------

          In consideration of the rights granted by Licensor to Licensee hereunder, Licensee shall pay Licensor a fee of $100,000, payable upon execution of this Agreement.

          3.   Term
               ----

          The term of this Agreement shall commence on the date first set forth above and, unless sooner terminated pursuant to the terms hereof, shall expire on the second anniversary of such date.

          4.   Quality Control
               ---------------

          (a) Licensee acknowledges that it is familiar with the high standards, quality, style and image of the TL Database and the Trademark and shall at all times use the TL Database and Trademark in a manner which is consistent therewith and with the terms and conditions of this Agreement and the licenses set forth herein. Without limiting the generality of the foregoing, neither Licensee nor any of its affiliates shall take any action, or authorize or permit any condition to exist, which is or might reasonably be expected to be detrimental to or reflect adversely on the Licensor or any of its affiliates, the Trademark, the TL Database, or the goodwill associated with any of the foregoing.

          (b) Licensee shall, at Licensor's request, but no more than once every six (6) months, have an officer of Licensee certify in writing, by signing the certificate attached hereto as Attachment 1, that Licensee has used, is using and will continue to use the TL Database and the Trademark in a manner which is consistent with the high standards, quality, style and image of the TL Database and the Trademark and with the terms and conditions of this Agreement and the licenses set forth herein.

          (c) Licensee shall, upon reasonable notice by Licensor, during Licensee's regular business hours and no more than twice per calendar year, give Licensor, or its internal or third party auditors or accountants, reasonable access to Licensee's records, files, tools and facilities as necessary for Licensor to verify that Licensee has been and is using the TL Database and the Trademark in accordance with the terms and conditions of this Agreement and the licenses contained herein.

          5.   TL Database and Trademark Rights
               --------------------------------

          (a) Licensee hereby acknowledges that Licensor's rights to the TL Database and to the Trademark are valuable assets belonging to and shall remain the property of Licensor or its affiliates. Nothing in this Agreement shall confer any right of ownership in the TL Database or the Trademark in Licensee. Licensee acknowledges, and shall not at any time contest, the validity of the Trademark or Licensor's rights in the TL Database or the Trademark. Licensee acknowledges that all rights accruing from its use of the TL Database and the Trademark shall (as between Licensee and Licensor) inure to the benefit of Licensor, and Licensee shall execute any documents necessary to acknowledge such rights in Licensor.

          (b) Licensor shall supply Licensee with reproduction proofs of the Trademark, at no cost to Licensee, and Licensee shall use the Trademark only in the same logotype(s) as depicted in said proofs.

          (c) All rights in and to the TL Database and the Trademark not expressly granted by this License Agreement are reserved (as between Licensee and Licensor) to Licensor.

          (d) At no time shall Licensee make use of the TL Database or the Trademark or authorize others to use the TL Database or the Trademark, except as may be specifically permitted by this Agreement or subsequently expressly approved in writing by Licensor.

          (e) Licensee shall not use or display the TL Database or the Trademark in any manner which, in Licensor's reasonable judgment, might be confusing, deceptive or misleading or which might reasonably be expected to bring Licensor into disrepute.

          (f) In Licensee's use of the TL Database and the Trademark, Licensee shall comply with such instructions and directions as Licensor may specify from time to time, which instructions and directions will not be inconsistent with the terms and conditions of this Agreement.

          (g) The protection of the TL Database and the Trademark is a material provision of this Agreement

          (h) Licensee shall promptly give notice to Licensor of any use of the TL Database or the Trademark or any confusingly similar trademark, by any third party of which it becomes aware. Licensor shall decide, in its sole discretion, if proceedings shall be commenced against said third parties. In the event that Licensor shall as a result thereof commence a proceeding or any other form of action, Licensee shall reasonably cooperate with Licensor, provided that all expenses of such action or proceeding shall be borne by Licensor and all recoveries (including settlements) resulting from any such action shall (as between Licensee and Licensor) belong solely to Licensor. Under no circumstances shall Licensee commence any action to protect the TL Database or the Trademark without first obtaining the express written authorization of Licensor, which authorization shall not be unreasonably withheld.

          (i) Licensee shall reasonably assist Licensor, at Licensor's request and expense, in the protection of Licensor's rights in the TL Database and the Trademark. Licensee shall execute and deliver to Licensor in such form as Licensor may reasonably request all instruments necessary to effectuate trademark protection or registration therein.

          6.   Sub-Licenses
               ------------

          It is expressly understood that Licensee shall not sublicense the use of the TL Database or the Trademark without the prior written consent of Licensor and Licensor shall have the absolute right in its discretion to approve any sublicensee of Licensee, except that Licensor will not unreasonably withhold consent to a sublicense to a wholly owned or wholly controlled affiliate of Licensee.

          7.   Trademark and Copyright Notices
               -------------------------------

          The uses by Licensee as permitted hereunder of the Trademark shall include the following notice and/or such other legal notices as are requested by Licensor for the protection of Licensor's or the owner of the Trademark's respective interests therein: "Time Life is a registered trademark of Time Warner Inc. Used with permission." Licensee shall include such copyright notices as Licensor shall reasonably specify with respect to the TL Database.

          8.   Termination
               -----------

          (a) If Licensee defaults in the performance of any of its obligations provided for in this Agreement, and any such default is not cured by Licensee within ten business days from notice by Licensor of such default and setting forth the particulars thereof, then Licensor shall have the right to terminate the license granted hereby and this Agreement upon written notice to Licensee. Nothing contained in this Section 8(a) shall in any way be construed to limit Licensor's right to immediately terminate this Agreement pursuant to Section 1(d).

          (b) Licensor shall have the right to terminate the license granted hereunder and this Agreement upon written notice to Licensee upon the occurrence of any of the following events: (i) Licensee commences a voluntary case or proceeding; consents to the entry of an order for relief against it in an involuntary case or proceeding; consents to the appointment of a receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law of it or for all or any substantial portion of its property or assets; makes a general assignment for the benefit of its creditors; or becomes insolvent or generally fails to or is unable to or admits in writing its inability to pay its debts as they become due; or (ii) an involuntary case or proceeding is commenced against Licensee under any Bankruptcy Law and is not dismissed, bonded or discharged within sixty (60) days thereafter, or a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against the Licensee in an involuntary case or proceeding, appoints a custodian of Licensee or for all or substantially all its properties, or orders the liquidation of Licensee. Licensee shall immediately notify Licensor upon the occurrence of any of the foregoing events. "Bankruptcy Law" as used herein shall mean title 11 of the United States Code or any similar Federal, state or foreign law for the relief of debtors or the arrangement, reorganization, assignment for the benefit of creditors or any other marshalling of assets or liabilities of debtors.

          9.   Effect of Expiration and Termination
               ------------------------------------

          (a) Upon the termination of this Agreement for any reason (including the immediate termination of this Agreement pursuant to Section 1(d)), Licensee shall, immediately cease the use of the TL Database and the Trademark in an Online Context or otherwise and shall promptly delete the TL Database and the Trademark from Licensee's servers and return all copies to Licensor.

          (b) Upon and after the expiration or termination of this Agreement, all rights granted to Licensee hereunder in the TL Database and the Trademark shall (as between Licensee and Licensor) revert to Licensor, and Licensee shall refrain from further use of the TL Database or the Trademark or any further reference thereto, whether direct or indirect.

          10.  Representations and Warranties
               ------------------------------

          (a) Licensor represents and warrants that it has the right to enter into this Agreement, to grant the rights granted herein, and to perform its obligations hereunder, and to do so will not violate or conflict with any material term or provision of its charter or by-laws or of any agreement, instrument, statute, rule, regulation, order to decree to which it is a party or by which it is bound.

          (b)  Licensee represents, warrants and covenants that:

               (i) it will not use the TL Database or the Trademark in any way not authorized by this Agreement;

               (ii) its use of the TL Database and the Trademark will comply in all respects with all applicable laws, ordinances, rules and regulations; and

               (iii) it has the right to enter into this Agreement and to consummate the transactions contemplated hereby, and to do so will not violate or conflict with any material term or provision of its charter or by-laws or of any agreement, instrument, statute, rule, regulation, order or degree to which it is a party or by which it is bound.

          11.  Indemnification
               ---------------

          Licensor and Licensee shall indemnify and hold each other harmless from and against any and all liability, loss, damage or injury, including reasonable attorneys fees, arising in connection with claims made by third parties arising out of a breach, or allegation which if true would constitute a breach, of any representation and warranty set forth herein, provided that the party seeking to enforce such indemnity shall provide to the indemnifying party prompt notice of any claim giving rise to such indemnity and the opportunity to defend the same with counsel of its own choosing.

          12.  Notices
               -------

          (a) All notices, demands, consents or approvals required or permitted under this Agreement shall be in writing. Notice shall be considered delivered and effective when (i) personally delivered; (ii) the day following transmission if sent by facsimile followed by written confirmation by recognized overnight courier or registered or certified mail, or by recognized overnight courier. Notices shall be sent to the parties at the following addresses:

          If to Licensor:

               Time Life Inc.
               2000 Duke Street
               Alexandria, Virginia 22314
               Attention:  Senior Vice President - Law and Business Affairs

          With copies to:

               Time Inc.
               1271 Avenue of the Americas
               New York, New York 10020
               Attention:  General Counsel

               Time Inc. New Media
               1271 Avenue of the Americas
               New York, New York 10020
               Attention:  President

          If to Licensee:

               Garden Escape Inc.
               710 West 6th Street
               Austin, Texas 78701
               Attention:  President

or at such other address as shall be given by either party to the other in writing. Notices given personally or by facsimile shall be deemed given the day sent; notices given by or overnight courier shall be deemed given the first business day following the date sent; and notices given by certified or registered mail shall be deemed given three business days after the date of mailing.

          13.  Change in Control.  Licensor shall have the right to terminate
               -----------------
this Agreement following any Change of Control (as defined herein) of Licensee. If Licensor exercises its right to terminate this Agreement pursuant to this
Section 13, Licensor shall refund to Licensee a Prorated Refund (as defined herein), except if the Change of Control involves a Competitor (as defined herein) of Licensor. "Prorated Refund" shall mean the product of X and Y (where X is the license fee paid by Licensee to Licensor divided by the total number of months in the term of this Agreement and Y is the number of months remaining for the term of this Agreement). A "Change of Control" of Licensee shall be deemed to have occurred when outstanding voting securities of Licensee (or, if applicable, of its parent company) are sold or transferred in one or a series of transactions with the effect that the existing stockholders hold less than a majority of voting power entitled to vote in the election of directors of Licensee (or, if applicable, its parent company); provided, however, that a Change of Control shall not be deemed to have occurred solely by reason of (i) a Change of Control which results from issuance of shares in a public offering (other than pursuant to a merger or other business combination) or issuance of additional voting securities to one or more nationally recognized venture capital firms, institutional investors or individual investors whose net worth gives them the ability to invest in amounts equivalent to that of institutional investors, in each case for the purpose of raising capital; (ii) Licensee (or, if applicable, its parent company) is merged or consolidated with another person or entity with the effect that the existing stockholders hold less than a majority of voting power entitled to vote in the election of directors of Licensee (or, if applicable, its parent company) or
(iii) except as otherwise provided in Section 14(e), all or substantially all of the assets of Licensee are sold to any person or entity; and provided further that the events specified in the foregoing clauses (i) through (iii) shall nonetheless constitute a Change of Control if the individual or entity acquiring control is a Competitor (as defined herein) of Licensor, in which event this Agreement shall immediately terminate. For purposes of this Section 13, a "Competitor" of Licensor shall mean (x) any person or entity that is at the time directly or indirectly engaged, or during the term of the license herein directly or indirectly engages, in the creation, publication, sale or other distribution of books, magazines or other printed matter on the subject of gardening, and (y) without limiting the generality of the foregoing clause (x), the following entities: Rodale Press, IMP, Reader's Digest, Newbridge, Bertelsmann, August Home Publishing, Taunton, KIII, Meredith, Meigher Communications and National Gardening Magazine.

          14.  Miscellaneous
               -------------

          (a) This Agreement represents the entire understanding between the parties with respect to the matters dealt with herein. This Agreement cannot be changed or terminated, and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party to be charged.

          (b) Neither party shall make any public statements concerning this Agreement or the license contemplated herein without the prior written consent of the other party.

          (c) This Agreement and the instruments delivered in conjunction herewith set forth the entire understanding and agreement of the parties relating to the subject matter hereof and thereof.

          (d) Nothing expressed or implied in this Agreement is intended to or shall confer upon any person, firm or entity other than the parties hereto and their permitted assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Nothing contained herein shall be construed to constitute the parties to be partners or joint ventures with or agents for one another. Neither Licensee nor Licensor shall have any authority to, nor shall either, obligate or bind the other in any manner whatsoever.

          (e) Except as set forth in this sentence or otherwise in this Agreement, this Agreement may not be assigned by any party without the written consent of the other party, provided that Licensor may assign this Agreement, in whole or in part, to any entity which is an affiliate of Licensor. Licensor agrees that it will not unreasonably withhold its consent if Licensee desires to assign this Agreement to a wholly-owned or wholly-controlled affiliate of Licensee, provided that the successor entity assumes all of the obligations of Licensee under this Agreement, it being understood that Licensor shall have the right to reasonably determine in its discretion if such proposed assignment might be detrimental to or reflect adversely on Licensor, the TL Database or the Trademark, and to withhold consent in such case. Any assignment that is permitted in accordance with this Section 14(e) shall not be deemed to be a Change of Control for purposes of clause (iii) of Section 13, provided that the successor entity assumes all of the obligations of Licensee under this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns.

          (f) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

          (g) A waiver of any provision of this Agreement shall not be deemed a waiver of any other provision or subsequent waiver of such provision. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

          (h) The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


TIME LIFE, INC.                         GARDEN ESCAPE, INC.

By: /s/ Robert E. McCarthy              By: /s/ James N. O'Neill
    --------------------------------        --------------------------------
Name:  Robert E. McCarthy               Name:  James N. O'Neill
      --------------------------------        -------------------------------
Title: Vice President and Secretary     Title: Chief Operating Officer
       -------------------------------         ------------------------------

                                  ATTACHMENT
                                  ----------

                             CERTIFICATE OF USAGE
                             --------------------

          I hereby certify that I am an officer of Garden Escape Inc. ("GEI"), and am familiar with the terms and conditions of the License Agreement ("Agreement") entered into by and between Time Life Inc. ("TLI") and GEI. I further certify that GEI has at all times since the date of the Agreement used the trademark Time Life (the "Trademark") and the TL Database (as defined in the Agreement) in full compliance with Sections 1, 4, 5, 6 and 7 and material compliance with all of the terms and conditions of the Agreement and the license granted therein.


                              /s/ James N. O'Neill
                              --------------------------------------
                              Print Name: James N. O'Neill
                                          ----------------------------
                              Title: Chief Operating Officer
                                     ---------------------------------
                              Date: April 15, 1998
                                    ----------------------------------